Exhibit 32
Certification Pursuant to 18 U.S.C. 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Cavco Industries, Inc. (the “Registrant”) on Form 10-Q for the period ending September 29, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Daniel L. Urness and Joshua J. Barsetti, President and Acting Chief Executive Officer and Chief Accounting Officer, respectively, of the Registrant, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

November 8, 2018

/s/ Daniel L. Urness
Daniel L. Urness
President and Acting Chief Executive Officer

/s/ Joshua J. Barsetti
Joshua J. Barsetti
Chief Accounting Officer